Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this amendment to the Quarterly Report of Horizon Health Corporation (the “Company”) on Form 10-Q for the period ending May 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), James K. Newman, as Chairman and Chief Executive Officer of the Company and John E. Pitts as Chief Financial Officer of the Company, have reviewed the amendment to the Company’s Form 10-Q which is being filed to correct a typographical error and hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JAMES K. NEWMAN
James K. Newman
Chairman and Chief Executive Officer
August 10, 2005

/s/ JOHN E. PITTS
John E. Pitts
Chief Financial Officer
August 10, 2005